Exhibit 99.1

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
REPORTS RESULTS FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2017

THIRD QUARTER
- Net revenues increased 11% at actual rates and 5% at constant rates to US$ 119.4 million -
- Operating income increased 40% at actual rates and 35% at constant rates to US$ 16.0 million -
- OIBDA increased 30% at actual rates and 24% at constant rates to US$ 25.1 million -

NINE MONTHS
- Net revenues increased 6% at actual and constant rates to US$ 378.1 million -
- Operating income increased 20% at actual rates and 21% at constant rates to US$ 72.2 million -
- OIBDA increased 17% at actual rates and 18% at constant rates to US$ 97.9 million -

HAMILTON, BERMUDA, October 24, 2017 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the three and nine months ended September 30, 2017.

Following the previously announced sale of our Croatia and Slovenia operations, these businesses are classified as held for sale and presented as discontinued operations for all periods. The discussion in this release relates to our continuing operations in the four remaining operating segments.

Third quarter operational and financial highlights:

•	TV advertising revenues increased 10% at actual rates and 4% at constant rates.

•	Carriage fees and subscription revenues increased 20% at actual rates and 15% at constant rates.

•	OIBDA increased 30% at actual rates and 24% at constant rates, resulting in OIBDA margin expansion to 21% from 18%.

•	The increase in OIBDA improved operating income 40% at actual rates and 35% at constant rates.

•	Unlevered free cash flow for the nine months ended September 30, 2017 increased 14%.

•
Proceeds from the sale of our operations in Croatia and Slovenia, which is expected to close by the end of 2017 or early 2018, will be used to repay debt and this is expected to decrease our current cost of borrowing by an additional 150 basis points to 4.5%.

Michael Del Nin, Co-Chief Executive Officer, commented: "Our strong momentum from the first half of 2017 continued through the third quarter, positioning us very well as we head into the final months of the year, and providing a very solid base as we look to grow further in 2018. As a result of strong gains in OIBDA and unlevered free cash flow, we are able to raise our guidance for the full year, and with our net leverage ratio now below 6x, we will see our average borrowing cost decline by 125 basis points to 6.0%, its lowest level in eight years."

Christoph Mainusch, Co-Chief Executive Officer, added: "Our operations posted very strong results through the summer, culminating in one of the most successful launches to our fall season and contributing to higher audience shares so far this year in three out of four territories. We are investing in content because audiences continue to demand high quality local productions, but have mostly offset that with other savings to improve profitability."

In this release we refer to several non-GAAP financial measures, including OIBDA, OIBDA margin, free cash flow, unlevered free cash flow and constant currency percentage movements. Please see “Non-GAAP Financial Measures” below for additional information, including definitions and reconciliations to US GAAP financial measures.

- Continued -

Consolidated results for the three months ended September 30, 2017 and September 30, 2016 were:

(US$ 000's, except per share data)	For the Three Months Ended September 30,
(unaudited)	2017	2016	% Actual		% Lfl (1)
Net revenues	$119,431	$107,527	11.1%		4.8%
Operating income	16,022	11,450	39.9%		34.8%
Operating margin	13.4%	10.6%	2.8	p.p.	3.0	p.p.
OIBDA	25,145	19,324	30.1%		23.6%
OIBDA margin	21.1%	18.0%	3.1	p.p.	3.2	p.p.
Loss from continuing operations	(1,945)	(11,769)	83.5%		84.5%
Loss from continuing operations per share - basic	(0.03)	(0.09)	66.7%		66.7%
Loss from continuing operations per share - diluted	$(0.03)	$(0.09)	66.7%		66.7%

Consolidated results for the nine months ended September 30, 2017 and September 30, 2016 were:

(US$ 000's, except per share data)	For the Nine Months Ended September 30,
(unaudited)	2017	2016	% Actual		% Lfl (1)
Net revenues	$378,058	$356,147	6.2%		6.0%
Operating income	72,199	60,071	20.2%		21.4%
Operating margin	19.1%	16.9%	2.2	p.p.	2.4	p.p.
OIBDA	97,893	83,452	17.3%		17.8%
OIBDA margin	25.9%	23.4%	2.5	p.p.	2.6 p.p.
Income / (loss) from continuing operations	17,338	(185,795)	NM2		NM2
Income / (loss) from continuing operations per share - basic	0.04	(1.31)	NM2		NM2
Income / (loss) from continuing operations per share - diluted	$0.03	$(1.31)	NM2		NM2

(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
(2) Number is not meaningful.

Teleconference and Audio Webcast Details

CME will host a teleconference and audio webcast to discuss its third quarter results on Tuesday, October 24, 2017 at 9 a.m. New York time (2 p.m. London and 3 p.m. Prague time). The audio webcast and teleconference will refer to presentation slides which will be available on CME's website at www.cme.net prior to the call.

To access the teleconference, U.S. and international callers may dial +1-212-444-0412 ten minutes prior to the start time and reference passcode 1335376. The conference call will also be audio webcasted via www.cme.net. It can be heard on iPads, iPhones and a range of devices supporting Android and Windows operating systems.

A digital audio replay of the webcast will be available for two weeks following the call at www.cme.net.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, those factors set forth under "Risk Factors” in our Quarterly Report on Form 10-Q for the period ended September 30, 2017 as well as the following: the expected timing of the closing of the sale of our operations in Croatia and Slovenia and the application of proceeds from it; changes in global or regional economic conditions and Eurozone instability in our markets; levels of television advertising spending and the rate of development of the advertising markets in the countries in which we operate; the extent to which our liquidity constraints and debt service obligations restrict our business; our exposure to additional tax liabilities as well as liabilities resulting from regulatory or legal proceedings initiated against us; our ability to refinance our existing indebtedness; our success in continuing our initiatives to diversify and enhance our revenue streams; our ability to make cost-effective investments in our television businesses, including investments in programming; our ability to develop and acquire necessary programming and attract audiences; and changes in the political and regulatory environments where we operate and in the application of relevant laws and regulations.

The foregoing review of important factors should not be construed as exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" and “Forward-looking Statements” sections in CME's Quarterly Report on Form 10-Q for the period ended September 30, 2017. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the period ended September 30, 2017, which was filed with the Securities and Exchange Commission on October 24, 2017.

We make available free of charge on our website at www.cme.net our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Please note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and posts to the Investors section of our website, www.cme.net. In the future, we will continue to use these channels to communicate important information about CME and our operations. Information that we post on our website could be deemed material. Therefore, we encourage investors, the media, our customers and others interested in CME to review the information we post at www.cme.net.

CME is a media and entertainment company continuing to operate leading businesses in four Central and Eastern European markets with an aggregate population of more than 40 million people. CME's continuing operations broadcast 27 television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady and Ring), the Czech Republic (Nova, Nova 2, Nova Cinema, Nova Sport 1, Nova Sport 2, Nova International, Nova Action and Nova Gold), Romania (PRO TV, PRO 2, PRO X, PRO GOLD, PRO CINEMA, PRO TV International, MTV Romania, PRO TV Chisinau and PRO 2 MOLDOVA) and the Slovak Republic (TV Markíza, Markíza International, Doma and Dajto). CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cme.net or contact:

Mark Kobal
Head of Investor Relations
Central European Media Enterprises
+420 242 465 576
mark.kobal@cme.net

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except per share data)
(unaudited)

	For the Three Months Ended September 30,
	2017	2016
Net revenues	$119,431	$107,527
Operating expenses:
Content costs	55,871	51,920
Other operating costs	12,612	13,482
Depreciation of property, plant and equipment	6,936	5,801
Amortization of broadcast licenses and other intangibles	2,187	2,073
Cost of revenues	77,606	73,276
Selling, general and administrative expenses	25,803	22,801
Operating income	16,022	11,450
Interest expense	(18,352)	(22,424)
Loss on extinguishment of debt	(101)	—
Non-operating income, net	3,643	350
Income / (loss) before tax	1,212	(10,624)
Provision for income taxes	(3,157)	(1,145)
Loss from continuing operations	(1,945)	(11,769)
Loss from discontinued operations, net of tax	(5,988)	(8,054)
Net loss	(7,933)	(19,823)
Net loss attributable to noncontrolling interests	188	196
Net loss attributable to CME Ltd.	$(7,745)	$(19,627)

PER SHARE DATA:
Net loss per share:
Continuing operations — basic	$(0.03)	$(0.09)
Continuing operations — diluted	(0.03)	(0.09)
Discontinued operations — basic	(0.04)	(0.05)
Discontinued operations — diluted	(0.04)	(0.05)
Net loss attributable to CME Ltd. - basic	(0.07)	(0.14)
Net loss attributable to CME Ltd. - diluted	$(0.07)	$(0.14)

Weighted average common shares used in computing per share amounts (000's):
Basic	156,189	153,494
Diluted	156,189	153,494

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except per share data)
(unaudited)

	For the Nine Months Ended September 30,
	2017	2016
Net revenues	$378,058	$356,147
Operating expenses:
Content costs	174,214	166,938
Other operating costs	35,747	40,773
Depreciation of property, plant and equipment	19,345	17,134
Amortization of broadcast licenses and other intangibles	6,349	6,247
Cost of revenues	235,655	231,092
Selling, general and administrative expenses	70,204	64,984
Operating income	72,199	60,071
Interest expense	(54,773)	(90,640)
Loss on extinguishment of debt	(101)	(150,158)
Non-operating income, net	12,783	1,638
Income / (loss) before tax	30,108	(179,089)
Provision for income taxes	(12,770)	(6,706)
Income / (loss) from continuing operations	17,338	(185,795)
Loss from discontinued operations, net of tax	(8,747)	(15,971)
Net income / (loss)	8,591	(201,766)
Net loss attributable to noncontrolling interests	534	387
Net income / (loss) attributable to CME Ltd.	$9,125	$(201,379)

PER SHARE DATA:
Net income / (loss) per share:
Continuing operations — basic	$0.04	$(1.31)
Continuing operations — diluted	0.03	(1.31)
Discontinued operations — basic	(0.06)	(0.11)
Discontinued operations — diluted	(0.06)	(0.11)
Net income / (loss) attributable to CME Ltd. - basic	(0.02)	(1.42)
Net income / (loss) attributable to CME Ltd. - diluted	$(0.02)	$(1.42)

Weighted average common shares used in computing per share amounts (000's):
Basic	155,579	149,898
Diluted	233,761	149,898

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000's)
(unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$67,034	$40,606
Other current assets	221,113	238,574
Current assets held for sale	135,171	61,242
Total current assets	423,318	340,422
Property, plant and equipment, net	100,308	89,080
Goodwill and other intangible assets, net	1,028,699	879,668
Other non-current assets	20,365	21,273
Non-current assets held for sale	—	60,274
Total assets	$1,572,690	$1,390,717

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$157,322	$134,378
Current portion of long-term debt and other financing arrangements	2,425	1,228
Other current liabilities	23,535	8,467
Current liabilities held for sale	32,246	27,492
Total current liabilities	215,528	171,565
Long-term debt and other financing arrangements	1,067,153	1,001,408
Other non-current liabilities	87,230	67,963
Non-current liabilities held for sale	—	1,414
Total liabilities	$1,369,911	$1,242,350

Series B Convertible Redeemable Preferred Stock	$262,115	$254,899

EQUITY
Common Stock	$11,590	$11,476
Additional paid-in capital	1,905,449	1,910,244
Accumulated deficit	(1,776,411)	(1,785,536)
Accumulated other comprehensive loss	(199,906)	(243,988)
Total CME Ltd. shareholders' deficit	(59,278)	(107,804)
Noncontrolling interests	(58)	1,272
Total deficit	(59,336)	(106,532)
Total liabilities and equity	$1,572,690	$1,390,717

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000's)
(unaudited)

	For the Nine Months Ended September 30,
	2017	2016
Net cash generated from continuing operating activities	$90,638	$56,972
Net cash used in continuing investing activities	(16,250)	(14,762)
Net cash used in continuing financing activities	(57,782)	(23,191)
Net cash used in discontinued operations	(62)	(22,278)
Impact of exchange rate fluctuations on cash and cash equivalents	9,884	2,005
Net increase / (decrease) in cash and cash equivalents	$26,428	$(1,254)

Supplemental disclosure of cash flow information:
Cash paid for interest (including mandatory cash-pay guarantee fees)	$22,206	$38,317
Cash paid for guarantee fees that may be paid in kind	1,411	5,483
Cash paid for income taxes, net of refunds	$12,380	$234

Supplemental disclosure of non-cash financing activities:
Interest and related guarantee fees paid in kind	$14,733	$14,300
Accretion on Series B Convertible Redeemable Preferred Stock	$7,216	$11,314

Segment Data
We manage our business on a geographical basis, with four reporting segments: Bulgaria, the Czech Republic, Romania and the Slovak Republic. These segments reflect how CME Ltd.’s operating performance is evaluated by our chief operating decision makers, who we have identified as our co-Chief Executive Officers, how operations are managed by segment managers, and the structure of our internal financial reporting.
We evaluate our consolidated results and the performance of our segments based on net revenues and OIBDA. Stock-based compensation and certain other items are not allocated to our segments for purposes of evaluating their performance and therefore are not included in their respective OIBDA. Intersegment revenues and profits have been eliminated in consolidation.
Below are tables showing our net revenues and OIBDA by segment for the three and nine months ended September 30, 2017 and September 30, 2016:

(US$ 000's)	For the Three Months Ended September 30,
(unaudited)	2017	2016	% Actual	% Lfl (1)
Net revenues
Bulgaria	$16,039	$13,789	16.3%	10.4%
Czech Republic	42,681	39,031	9.4%	(0.1)%
Romania	40,469	36,970	9.5%	6.4%
Slovak Republic	20,384	17,864	14.1%	8.1%
Intersegment revenues	(142)	(127)	NM (2)	NM (2)
Total net revenues	$119,431	$107,527	11.1%	4.8%

(US$ 000's)	For the Nine Months Ended September 30,
(unaudited)	2017	2016	% Actual	% Lfl (1)
Net revenues
Bulgaria	$52,118	$50,103	4.0%	4.3%
Czech Republic	135,526	128,558	5.4%	3.5%
Romania	127,983	118,269	8.2%	9.7%
Slovak Republic	63,348	59,466	6.5%	6.6%
Intersegment revenues	(917)	(249)	NM (2)	NM (2)
Total net revenues	$378,058	$356,147	6.2%	6.0%

(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
(2) Number is not meaningful.

(US$ 000's)	For the Three Months Ended September 30,
(unaudited)	2017	2016	% Act	% Lfl (1)
OIBDA
Bulgaria	$2,537	$1,943	30.6%	24.6%
Czech Republic	12,618	13,180	(4.3)%	(12.8)%
Romania	15,496	12,606	22.9%	19.6%
Slovak Republic	2,944	(383)	NM (2)	NM (2)
Elimination	10	6	NM (2)	NM (2)
Total Operating Segments	33,605	27,352	22.9%	15.9%
Central	(8,460)	(8,028)	(5.4)%	2.2%
Total OIBDA	$25,145	$19,324	30.1%	23.6%

(US$ 000's)	For the Nine Months Ended September 30,
(unaudited)	2017	2016	% Act	% Lfl (1)
OIBDA
Bulgaria	$6,973	$8,966	(22.2)%	(22.0)%
Czech Republic	49,130	46,353	6.0%	3.7%
Romania	52,450	45,030	16.5%	18.3%
Slovak Republic	11,339	5,168	119.4%	125.7%
Elimination	27	9	NM (2)	NM (2)
Total Operating Segments	119,919	105,526	13.6%	13.6%
Central	(22,026)	(22,074)	0.2%	2.0%
Total OIBDA	$97,893	$83,452	17.3%	17.8%

(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
(2) Number is not meaningful.

Non-GAAP Financial Measures
In this release we refer to several non-GAAP financial measures, including OIBDA, OIBDA margin, free cash flow and unlevered free cash flow. We believe that each of these metrics is useful to investors for the reasons outlined below. Non-GAAP financial measures may not be comparable to similar measures reported by other companies. Non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, US GAAP financial measures.
We evaluate our consolidated results and the performance of our segments based on net revenues and OIBDA. We believe OIBDA is useful to investors because it provides a meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations. OIBDA and unlevered free cash flow are also used as components in determining management bonuses.
OIBDA includes amortization and impairment of program rights and is calculated as operating income / loss before depreciation, amortization of intangible assets and impairments of assets and certain unusual or infrequent items that are not considered by our co-Chief Executive Officers when evaluating our performance. Stock-based compensation and certain other items are not allocated to our segments for purposes of evaluating their performance and therefore are not included in their respective OIBDA. Our key performance measure of the efficiency of our consolidated operations and our segments is OIBDA margin. We define OIBDA margin as the ratio of OIBDA to net revenues.
Following a repricing of our Guarantee Fees completed in March 2017, the proportion of interest and related Guarantee Fees on our outstanding indebtedness that must be paid in cash has increased. In addition to this obligation to pay more interest and related Guarantee Fees in cash, we expect to use cash generated by the business to pay certain Guarantee Fees that are payable in kind. These cash payments are all reflected in free cash flow; accordingly we believe unlevered free cash flow, defined as free cash flow before cash payments for interest and Guarantee Fees, best illustrates the cash generated by our operations when comparing periods. We define free cash flow as net cash generated from continuing operating activities less purchases of property, plant and equipment, net of disposals of property, plant and equipment and excluding the cash impact of certain unusual or infrequent items that are not included in costs charged in arriving at OIBDA because they are not considered by our co-Chief Executive Officers when evaluating performance.
For additional information regarding our business segments, see Item 1, Note 19, "Segment Data" in our Form 10-Q.
While our reporting currency is the dollar, our consolidated revenues and costs are divided across a range of European currencies and CME Ltd.’s function currency is the Euro. Given the significant movement of the currencies in the markets in which we operate against the dollar, we believe that it is useful to provide percentage movements based on actual percentage movements (“% Act”), which includes the effect of foreign exchange, as well as like-for-like percentage movements (“% Lfl”). The like-for-like percentage movement references reflect the impact of applying the current period average exchange rates to the prior period revenues and costs. Since the difference between like-for-like and actual percentage movements is solely the impact of movements in foreign exchange rates, our discussion in this release includes constant currency percentage movements in order to highlight those factors influencing operational performance. The incremental impact of foreign exchange rates is presented in the tables accompanying such analysis.

(US$ 000's)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(unaudited)	2017	2016	2017	2016
Operating income	$16,022	$11,450	$72,199	$60,071
Depreciation of property, plant and equipment	6,936	5,801	19,345	17,134
Amortization of intangible assets	2,187	2,073	6,349	6,247
Total OIBDA	$25,145	$19,324	$97,893	$83,452

(US$ 000's)	For the Nine Months Ended September 30,
(unaudited)	2017	2016
Net cash generated from continuing operating activities	$90,638	$56,972
Capital expenditures, net of proceeds from disposals	(16,250)	(14,762)
Free cash flow	74,388	42,210
Cash paid for interest (including mandatory cash-pay guarantee fees)	22,206	38,317
Cash paid for guarantee fees that may be paid in kind	1,411	5,483
Unlevered free cash flow	$98,005	$86,010